                                                                   Exhibit 14(n)

                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that Concetta M. Ruggiero, a member of the Board of Directors of ML Life Insurance Company of New York (the "Company"), whose signature appears below, constitutes and appoints Barry G. Skolnick and Edward
W. Diffin, Jr., respectively, and each of them, her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for her and in her name, place and stead, in any and all capacities, to sign any and all Registration Statements and Amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, under the Investment Company Act of 1940, where applicable, and the Securities Act of 1933, respectively, with the Securities Exchange Commission, for the purpose of registering any and all variable life and variable annuity separate accounts (collectively "Separate Accounts"), of the Company that may be established in connection with the issuance of any and all variable life and variable annuity contracts funded by such Separate Accounts, granting unto said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done.

Effective Date: April 17, 2003

                                               /s/ CONCETTA M. RUGGIERO
                                          --------------------------------------
                                                   Concetta M. Ruggiero

State of New Jersey
County of Mercer

On the 4(th) day of April, 2003, before me came Concetta M. Ruggiero, Director of ML Life Insurance Company of New York, to me known to be said person and he signed the above Power of Attorney on behalf of ML Life Insurance Company of New York.

                                                   /s/ RUTH A. WALL
                                          --------------------------------------
                                                      Notary Public
[SEAL]
                                                       RUTH A. WALL
                                                      Notary Public
                                                   State of New Jersey
                                           My commission expires April 25, 2006